Exhibit 13.1

Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934.

John D G McAdam, the Chief Executive and Timothy A Scott, the Chief Financial Officer of Imperial Chemical Industries PLC, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Imperial Chemical Industries PLC.

April 5, 2004	/s/ J D G McAdam Name: John D G McAdam Chief Executive /s/ T A Scott Name: Timothy A Scott Chief Financial Officer